SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                February 7, 2008
                                ----------------
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



Pennsylvania                        0-12870                  23-2288763
------------                        -------                  ----------
(State or other jurisdiction of   (Commission               (I.R.S. Employer
 incorporation)                    File Number)              Identification No.)



                9 North High Street, West Chester, Pennsylvania
                -----------------------------------------------
                    (Address of principal executive offices)



                                 (484) 881-4000
                                 --------------
              (Registrant's telephone number, including area code)


                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)






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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On February 7, 2008, the Board of Directors (the "Board") of First Chester County Corporation (the "Corporation") approved amendments to the Executive Incentive Plan (the "Plan") pursuant to which annual cash incentive compensation and awards of restricted stock for long term incentive compensation is paid to the Corporation's executive officers. The following description of the material terms of the Annual Incentive Plan (the "AIP") and the Long Term Incentive Plan (the "LTIP"), as amended for 2008, is qualified in its entirety by reference to the complete text of the Plan to be filed with the Annual Report on Form 10-K for the year ended December 31, 2007.

Annual Incentive Plan
---------------------

     Under the AIP, a cash incentive payment will be paid to executive officers if the Corporation meets certain performance measures. As in the past, for 2008, the Corporation's performance measures consist of net income and return on equity, excluding the impact on equity from the FAS 115 mark to market of available-for-sale investment securities ("ROE"). Both net income and ROE must at least meet a threshold performance level for the executive officers to be eligible for an award under the AIP. Payouts under the AIP are based on the executive officer's level of employment and will equal a percentage of the executive officer's base salary ranging from: (i) 8% at the threshold level to 40% at the optimum level for the chief executive officer (the "CEO") and President, (ii) 4% at the threshold level to 20% at the optimum level for the Executive Vice Presidents (the "EVPs") and (iii) 2% at the threshold level to 12% at the optimum level for the Senior Vice Presidents (the "SVPs"). For 2008, the EVPs and the SVPs are also eligible for individual performance awards ranging from (i) 1% at the threshold level to 10% at the optimum level for EVPs and (ii) 2% at the threshold level to 8% at the optimum level for SVPs. The Corporation will pay for performance above the optimum level at a scale of one-half the increase between the target level and optimum level.

Long Term Incentive Plan
------------------------

     Under the LTIP, restricted stock was granted to the executive officers, which shares will not vest until 2011. For vesting of these shares, the Corporation's performance measures are based on the Corporation's earnings per share ("EPS") and efficiency ratio ("ER"). If certain EPS and ER performance levels are met, the number of shares to vest will be (i) 1,500 at the threshold level, 3,000 at the target level, and 4,500 at the maximum level for the CEO and President; (ii) 750 at the threshold level, 1,500 at the target level, and 2,250 at the maximum level for the EVPs; and (iii) 325 at the threshold level, 650 at the target level, and 975 at the maximum level for the SVPs.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 25, 2008                        FIRST CHESTER COUNTY CORPORATION



                                                By:  /s/ John Balzarini
                                                --------------------------------
                                                Name: John Balzarini
                                                Title: Chief Financial Officer

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